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Exhibit 99.1

Contact:                                             FOR IMMEDIATE RELEASE
Lewis Foulke, SVP & CFO
Carol Jones, VP, Marketing
First Washington FinancialCorp
(609) 426-1000



                     FIRST WASHINGTON FINANCIALCORP DECLARES
                                  CASH DIVIDEND

         August 2, 2004, Windsor, New Jersey - First Washington FinancialCorp (NASDAQ: "FWFC") announced today that its Board of Directors declared a cash dividend of $0.11 per share, payable on September 30, 2004 to shareholders of record as of August 30, 2004.

         First Washington FinancialCorp announced on June 14, 2004 the signing of a definitive agreement to merge with Fulton Financial Corporation. Fulton Financial Corporation, with assets of $10.6 billion, is the second largest commercial bank holding company based in the Third Federal Reserve District.

         First Washington FinancialCorp, headquartered in Windsor, New Jersey is the holding company for First Washington State Bank. In addition, First Washington FinancialCorp, through the Bank, is a joint venture partner in Windsor Title Agency, LP, a general title agency located in Lakewood, New Jersey. First Washington State Bank maintains headquarters in Windsor, New Jersey. For more information on First Washington FinancialCorp call (800) 992-FWSB or visit the First Washington State Bank's web site at www.FWSB.com.